UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

Crawford United Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	000-00147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 243-2614

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

2020 Annual Meeting

At the Company’s Annual Meeting of Shareholders held on June 30, 2020 (the “2020 Annual Meeting”), the following individuals were elected to the Board of Directors to serve a term of office expiring at the annual meeting of shareholders in 2021, with respective votes as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Matthew V. Crawford	3,909,254	4,641	441,049
Luis E. Jimenez	3,909,254	4,641	441,049
Brian E. Powers	3,907,452	6,443	441,049
Steven H. Rosen	3,909,254	4,641	441,049
Kirin M. Smith	3,910,003	3,892	441,049

The Company’s shareholders voted on the following proposal at the 2020 Annual Meeting and cast votes as described below.

	Votes	Votes	Votes
	For	Against	Abstained
Ratification of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. This proposal was approved. There were no broker non-votes with respect to this proposal.	4,353,276	515	1,153

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION

Date: July 2, 2020	/s/ Kelly J. Marek
Name: Kelly J. Marek
Its: Vice President and Chief Financial Officer

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